UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 6, 2007


                        LOCATEPLUS HOLDINGS CORPORATION
                          (Exact name of registrant as

                           specified in its charter)

                                   000-49957
                            (Commission File Number)

                  DELAWARE                           04-3332304
      (State or other jurisdiction                (I.R.S. Employer
            of incorporation)                     Identification No.)

                         100 CUMMINGS PARK, SUITE 235M
                                BEVERLY, MA 01915
             (Address of principal executive offices, with zip code)

                                 (978) 921-2727
                        (Registrant's telephone number,
                              including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  2.04  TRIGGERING  EVENTS  THAT  ACCELERATE  OR INCREASE A DIRECT FINANCIAL
OBLIGATION  OR  AN  OBLIGATION  UNDER  AN  OFF-BALANCE  SHEET  ARRANGEMENT.


(1) Date of the Triggering Event and Brief Description of the Agreement Under which the Direct Financial Obligation was created and is increased or accelerated;

By  letter  received  December  11,  2007,  dated December 6, 2007 ( the "Notice
Letter"), YA Global Investments, L.P., (formerly known as Cornell Capital Partners, L.P.) notified the Company of certain Events of Default under the Secured Convertible Debenture dated March 20, 2007 of the Company (the "Debenture").

     The Debenture was issued on March 20, 2007, as a secured convertible debenture in the aggregate principal amount of $3,000,000 was advanced. The
Debenture matures on the third anniversary of the date of issuance. The holder of the Debenture may convert at any time amounts outstanding under the Debenture into shares of common stock of the Company at a fixed conversion price per share equal to $0.314 per share. Under the Purchase Agreement the Debenture is secured by substantially all of the Company's, and its wholly owned subsidiaries' assets.

(2)  A  Brief  Description  of  the  Triggering  Event:

     The Notice Letter cited as Events of Default (a) the Company's failure to pay principal and/or interest on the outstanding indebtedness and (b) the Company's failure to maintain listing on any of the exchanges specified in the Debenture. The Company and YA Global are discussing options to cure the Default.

(3) The Amount of the Direct Financial Obligation, as Increased if Applicable, and the Terms of Payment or Acceleration that Apply.

As noted in the Notice Letter, remedies upon default include the full amount of the Debenture, together with interest and other amounts due and owing become payable immediately in cash. This amount is presently $3,000,000 principal amount plus $42,500 in accrued unpaid interest and penalties. The Debenture also permits the Holder to convert the Debenture to Common Stock of the Company at the lower of the conversion price (as defined) or $0.057.


                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     LOCATEPLUS  HOLDINGS  CORPORATION

Date:  January  4, 2008

By: /s/  James  Fields
-----------------------
James  Fields
President and CEO